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                                                                     EXHIBIT 5.1
                                  Law Offices
                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                  June 4, 1998



Board of Directors
Hawthorne Financial Corporation
2381 Rosecrans Avenue
2nd Floor
El Segundo, California 90245

Ladies and Gentlemen:

         We have acted as counsel to Hawthorne Financial Corporation (the "Company") in connection with a Registration Statement on Form S-2 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, with the Securities and Exchange Commission. The Registration Statement relates to the offer and sale by the Company of up to 2,012,500 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company. We have been requested by the Company to furnish an opinion to be included as an exhibit to the Registration Statement.

         We have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that the 2,012,500 shares of Common Stock covered by the Registration Statement will be legally issued and fully paid and non-assessable when issued and sold by the Company in the manner set forth in the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Validity of Common Stock" in the Prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                        By:  /s/ Gerard L. Hawkins
                                             ----------------------------------
                                             Gerard L. Hawkins, a Partner